Calculation of Filing Fee Tables
S-8
Quince Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share, reserved for future issuance pursuant to the Registrant's 2026 Equity Incentive Plan	Other	953,929	$ 27.34	$ 26,080,418.86	0.000087	$ 2,269.00
2	Equity	Common Stock, par value $0.001 per share, reserved for future issuance pursuant to the Registrant's 2026 Employee Stock Purchase Plan	Other	142,045	$ 23.24	$ 3,301,125.80	0.000087	$ 287.20
3	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of outstanding stock options granted under the Orphai Therapeutics Inc. 2013 Employee, Director and Consultant Equity Incentive Plan	Other	81,373	$ 4.86	$ 395,472.78	0.000087	$ 34.41
4	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of outstanding stock options granted under the Orphai Therapeutics Inc. 2026 Stock Incentive Plan	Other	1,164,415	$ 14.70	$ 17,116,900.50	0.000087	$ 1,489.17
Total Offering Amounts:						$ 46,893,917.94		$ 4,079.78
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,079.78
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Quince Therapeutics, Inc. (the "Registrant") that become issuable under the Registrant's 2026 Equity Incentive Plan (the "2026 EIP") by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents 953,929 shares of common stock reserved for issuance under the 2026 EIP, consisting of the initial share reserve of 821,872 shares plus up to 132,057 shares subject to outstanding stock awards granted under the Prior Plans (as defined in the 2026 EIP) that may become available for issuance under the 2026 EIP, as described in the Registration Statement. The proposed maximum offering price per unit and maximum aggregate offering price are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $27.34 per share, which is the average of the high and low selling prices per share of the Registrant's common stock on October 7, 2026, as reported on Nasdaq.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Registrant's 2026 Employee Stock Purchase Plan (the "2026 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents the initial share reserve of 142,045 shares of common stock under the 2026 ESPP. The proposed maximum offering price per unit and maximum aggregate offering price are estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $23.24 per share, which is 85% of $27.34, the average of the high and low selling prices per share of the Registrant's common stock on October 7, 2026, as reported on Nasdaq.

[3]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Orphai Therapeutics Inc. 2013 Employee, Director and Consultant Equity Incentive Plan (the "2013 Orphai Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents 81,373 shares of common stock issuable upon exercise of outstanding stock options granted under the 2013 Orphai Plan and assumed by the Registrant in connection with the Merger. Any shares subject to such assumed stock options would become "Returning Shares" available for issuance under the 2026 EIP to the extent such shares (A) are not issued because the applicable stock option or any portion thereof expires or otherwise terminates without all of the shares covered thereby having been issued, (B) are not issued because the applicable stock option or any portion thereof is settled in cash, (C) are forfeited back to or repurchased by the Registrant because of the failure to meet a contingency or condition required for the vesting of such shares, (D) are withheld or reacquired to satisfy the exercise price or (E) are withheld or reacquired to satisfy a tax withholding obligation. The proposed maximum offering price per unit and maximum aggregate offering price are calculated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee using the weighted-average exercise price of such stock options of $4.86 per share.

[4]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Orphai Therapeutics Inc. 2026 Stock Incentive Plan (the "2026 Orphai Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents 1,164,415 shares of common stock issuable upon exercise of outstanding stock options granted under the 2026 Orphai Plan and assumed by the Registrant in connection with the Merger. Any shares subject to such assumed stock options would become "Returning Shares" available for issuance under the 2026 EIP to the extent such shares (A) are not issued because the applicable stock option or any portion thereof expires or otherwise terminates without all of the shares covered thereby having been issued, (B) are not issued because the applicable stock option or any portion thereof is settled in cash, (C) are forfeited back to or repurchased by the Registrant because of the failure to meet a contingency or condition required for the vesting of such shares, (D) are withheld or reacquired to satisfy the exercise price or (E) are withheld or reacquired to satisfy a tax withholding obligation. The proposed maximum offering price per unit and maximum aggregate offering price are calculated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee using the weighted-average exercise price of such stock options of $14.70 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources